UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 24, 2010

Commission file number 1-10948

OFFICE DEPOT, INC.

(Exact name of registrant as specified in its charter)

Delaware	59-2663954
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

6600 North Military Trail, Boca Raton, FL	33496
(Address of principal executive offices)	(Zip Code)

(561) 438-4800

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

On October 24, 2010, Mr. Stephen A. Odland resigned as Chairman and Chief Executive Officer of Office Depot, Inc. (the “Company”), effective November 1, 2010. Mr. Odland’s resignation as a director is not due to any disagreement with the Company. Pursuant to his employment agreement, in connection with his resignation, Mr. Odland will receive:

•	cash severance of $5.2 million,

•	payment of his $5 million retention award,

•	a payment equal to 24 times COBRA and other welfare benefit plan monthly premiums,

•	the pro rata portion of 2010 earned bonus, payable in 2011 under the Company’s bonus plan, and

•	the full and immediate vesting of all time-vested long term equity awards. Mr. Odland will have the lesser of 24 months or the remaining option term to exercise stock options.

Neil R. Austrian, 70, the Company’s Lead Director and Chairman of the Corporate Governance and Nominating Committee, has agreed to serve as the interim Chairman of the Board and Chief Executive Officer of the Company until the Company hires a permanent replacement. Mr. Austrian has served as a Director of the Company since 1998. He also served as the Company’s interim Chair and CEO from October 4, 2004 until March 11, 2005. Mr. Austrian has served as Lead Director of the Company and as Chair of the Corporate Governance and Nominating Committee since March 2006. Prior to serving as a member of the Board of Directors for the Company, Mr. Austrian was the President and Chief Operating Officer of the National Football League from 1991 to 1999. In addition, Mr. Austrian served as a managing director of Dillon, Read & Co. from October 1987 until March 1991.

In connection with his appointment as interim Chairman and Chief Executive Officer, Mr. Austrian will step down as Lead Director and, during the term of the Agreement, Mr. Austrian’s membership on committees of the Board of Directors shall be suspended, but he will continue to serve as a member of the Board of Directors.

The Company and Mr. Austrian are currently negotiating the compensatory arrangements pursuant to which Mr. Austrian will serve as interim Chairman and Chief Executive Officer of the Company. The Company will file an amendment to this Form 8-K to disclose the terms of those compensatory arrangements when they are finalized.

Attached hereto as Exhibit 99.1 and incorporated by reference herein is a copy of the Company’s announcement regarding Mr. Odland’s resignation and Mr. Austrian’s appointment as the interim Chairman and Chief Executive Officer.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	News release of Office Depot, Inc. issued on October 25, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OFFICE DEPOT, INC.

Date: October 25, 2010	By:	/s/ Elisa D. Garcia C.
Elisa D. Garcia C.
Executive Vice President, General Counsel & Corporate Secretary

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